UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A
                               AMENDMENT NO. 2 TO

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                   MAY 9, 2006

                          ----------------------------


                      IRONCLAD PERFORMANCE WEAR CORPORATION
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


        0-51365                                           95-4762694
(Commission File Number)                       (IRS Employer Identification No.)

                           1111 EAST EL SEGUNDO BLVD.
                              EL SEGUNDO, CA 92045
                         (Address of Principal Executive
                              Offices and zip code)

                                 (310) 577-5820
              (Registrant's telephone number, including area code)




                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

This Current Report on Form 8-K/A adds a new Item 8.01 to, and amends Item 9.01(a) of, the Registrant's Current Report on Form 8-K dated May 9, 2006, and filed with the Securities and Exchange Commission on May 12, 2006, regarding the closing of the transactions contemplated by a certain Agreement and Plan of Merger dated April 20, 2006 (the "Merger Agreement), by and among the Registrant, Ironclad Merger Corporation, a wholly-owned subsidiary of the Registrant, and Ironclad Performance Wear Corporation, a California corporation. The sole purpose of this amendment is to provide the unaudited financial statements of the business acquired (Ironclad Performance Corporation, a California corporation) as of, and for, the three month period ended March 31, 2006, and to include management's discussion and analysis for such period.

The unaudited financial statements of the business acquired as of, and for, the three month period ended March 31, 2006 are provided in this Current Report on Form 8-K/A, rather than in a quarterly report on Form 10-QSB, because those financial statements represent the financial statements of the business acquired (Ironclad Performance Corporation, a California corporation) prior to the consummation of the transactions contemplated by the Merger Agreement.

The Registrant anticipates filing its next quarterly report on Form 10-QSB for the quarterly period ending June 30, 2006, the quarter in which the transactions contemplated by the Merger Agreement occurred.

SECTION 8 - OTHER EVENTS

ITEM 8.01         OTHER EVENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS

         The information contained in this Current Report on Form 8-K/A is intended to update the information contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006 and presumes that readers have access to, and will have read, the "Management's Discussion and Analysis or Plan of Operation" and other information contained in such Form 8-K. The following discussion and analysis also should be read together with our condensed consolidated financial statements and the notes to the condensed consolidated financial statements included elsewhere in this Form 8-K/A.

         This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of Ironclad Performance Wear Corporation, a California corporation and wholly-owned subsidiary of the Registrant as of May 9, 2006 ("Ironclad California"), for the three months ended March 31, 2006 and the three months ended March 31, 2005, periods occurring prior to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated April 20, 2006 (the "Merger Agreement"), by and among the Registrant, Ironclad Merger Corporation, a wholly-owned subsidiary of the Registrant, and Ironclad California. Except for historical information, the matters discussed in this Management's Discussion and Analysis are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, the factors described in the Registrant's other filings made from time to time with the Securities and Exchange Commission, including, without limitation, the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006.

         References  in this  section to "we," "us,"  "our," " the  Company," or
"management" refer to Ironclad California, the business acquired and a corporation in existence prior to the consummation of the transactions contemplated by the Merger Agreement, and its management.

GENERAL

Net sales are comprised of gross sales less returns and cash discounts. Operating results are seasonal, with a greater percentage of net sales being earned in the third and fourth quarters of our fiscal year due to the fall and winter selling seasons.

Cost of goods sold consists primarily of product costs, inbound freight and duty costs, handling costs to make products floor-ready to customer specifications and a reserve for inventory obsolescence.

Operating expenses consist primarily of marketing costs, non-marketing payroll and related costs, corporate infrastructure costs and our distribution facility costs. Operating expenses are expected to decrease as a percentage of net sales if the company is able to increase net sales through expansion and growth. Management expects this reduction in operating expenses to be offset by investment in sales and marketing to achieve brand growth, the development of new product lines, and the increased costs of operating as a public company.

Historically, we have funded our working capital needs primarily through its existing asset-based credit facility along with subordinated debt. In 2005, we completed an equity financing, the proceeds of which were used to extinguish certain subordinated debt.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses. On an ongoing basis, Management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

REVENUE RECOGNITION

Under our sales model, a customer is obligated to pay us for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. Our standard terms are typically net 30 days from the transfer of title to the products to a customer. We typically collect payment from a customer within 30 to 45 days from the transfer of title to the products to a customer. Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of our agreement with a particular customer. The sale price of our products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by us. A customer's obligation to pay us for products sold to it is not contingent upon the resale of those products. We recognize revenue at the time product is delivered to a customer.

INVENTORY OBSOLESCENCE ALLOWANCE

We review the inventory level of all products quarterly. For all items that have been in the market for one year or greater, we consider inventory levels of greater than one year's sales to be excess. Products that are no longer part of the current product offering are considered obsolete. The potential for re-sale of slow-moving and obsolete inventories is based upon our assumptions about future demand and market conditions. The recorded cost of both slow-moving and obsolete inventories is then reduced to zero. For the quarter ended March 31, 2006 we did not adjust our inventory reserve as we considered it adequate. All adjustments establish a new cost basis for inventory as we believe such reductions are permanent declines in the market price of our products. Generally, obsolete inventory is sold to companies that specialize in the liquidation of these items or contributed to charities, while we continue to market slow-moving inventories until they are sold or become obsolete. As obsolete or slow-moving inventory is sold or disposed of, we reduce the reserve. During Q1 2006, we sold inventories previously reserved for and accordingly reduced the reserve by approximately $8,400. For Q1 2006, gains recorded as a result of sales of obsolete inventory above the reserved amount were not significant to our results of operations and accounted for less than 1% our total net sales. Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our current customers consist of large national, regional and smaller independent customers with good payment histories with us. Since we have not experienced any previous payment defaults with any of our current customers, our allowance for doubtful accounts is minimal. We perform periodic credit evaluations of our customers and maintain allowances for potential credit losses based on management's evaluation of historical experience and current industry trends. If the financial condition of our customers were to deteriorate, resulting in the impairment of their ability to make payments, additional allowances may be required. New customers are evaluated through Dun & Bradstreet before terms are established. Although we expect to collect all amounts due, actual collections may differ.

PRODUCT RETURNS

We have a warranty policy that covers defects in workmanship. We allow our customers to return damaged or defective products to us following a customary return merchandise authorization process. We also allow for some stock adjustments returns, typically for new customers, whereby the customer is given the opportunity to `trade out' of a style of product that does not sell well in their territory, usually in exchange for another product, again following the customary return merchandise authorization process. For both types of returns we utilize actual historical return rates to determine our allowance for returns in each period. Gross sales is reduced by estimated returns. We record a corresponding accrual for the estimated liability associated with the estimated returns. This estimated liability is based on the gross sales of the products corresponding to the estimated returns. This accrual is offset each period by actual product returns.

Our current estimated future warranty product return rate is approximately 1.0% and our current estimated future stock adjustment return rate is approximately 0.5%. As noted above, our return rate is based upon our past history of actual returns and we estimate amounts for product returns for a given period by applying this historical return rate and reducing actual gross sales for that period by a corresponding amount. We believe that using a trailing 12-month return rate provides us with a sufficient period of time to establish recent historical trends in product returns for two primary reasons; (1) our products useful life is approximately 3-4 months and (2) we are able to quickly correct any significant quality issues as we learn about them. If an unusual circumstance exists, such as a product that has begun to show materially different actual return rates as compared to our average 12-month return rates, we will make appropriate adjustments to our estimated return rates. Factors that could cause materially different actual return rates as compared to the 12-month return rates include a new product line, a change in materials or product being supplied by a new factory. Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry. Our warranty terms under our arrangements with our suppliers do not provide for individual products returned by retailers or retail customers to be returned to the vendor.

STOCK BASED COMPENSATION

On January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board Statement 123R, SHARE-BASED PAYMENT ("SFAS 123R"). This statement establishes standards surrounding the accounting for transactions in which an entity exchanges its equity instruments for goods and services. The statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, such as the options issued under the Company's Stock Option Plans. The statement provides for, and the company has elected to adopt the standard using the modified prospective application under which compensation cost is recognized on or after the required effective date for the fair value of all future share based award grants and the portion of outstanding awards at the date of adoption of this statement for which the requisite service has not been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for pro forma disclosures.

INCOME TAXES

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the basis of the allowances for returns and doubtful accounts and for inventory obsolescence, accrued payroll and bonus and net operating loss carry forwards for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. As the Company has reported losses for 2003, 2004 and 2005, we have taken the conservative approach, and fully reserved the deferred tax assets.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 2006 COMPARED WITH QUARTER ENDED MARCH 31, 2005

NET SALES increased $148,432, or 9.0%, to $1,790,185 in the quarter ended March 31, 2006 from $1,641,753 for the corresponding period in 2005. This increase was primarily due to increased sales through multiple new distributors in the United States and the launch of our apparel line. One customer acounted for approximately 14% of net sales during the quarter ended March 31, 2006.

GROSS PROFIT decreased $107,863 to $707,242 in the quarter ended March 31, 2006 from $815,105 for the quarter ended March 31, 2005. Gross profit as a percentage of net sales, or gross margin, decreased 10.1% to 39.5% in first quarter of 2006 from 49.6% in the same quarter of 2005. The decrease in gross margin was mainly attributable to a shift in product mix due in part to the start up of international and apparel sales, reduced pricing on the core line, and an increase in in-bound transportation costs, including air freight, between the comparative periods. This decrease in gross margin was partially offset by reduced product costs due to better pricing from our manufacturers.

OPERATING EXPENSES increased $291,997, or 30.7%, to $1,244,362 in the first quarter of 2006 from $952,365 in the first quarter of 2005. As a percentage of net sales, operating expenses increased 11.5% to 69.5% in the first quarter of 2006 from 58.0% in the same period of 2005. The increased spending was primarily due to increased costs associated with implementing brand development initiatives, including the hiring of a public relations firm and the attendance at additional trade shows, expenses associated with the launch of our apparel line, costs related to the pending reverse merger and the associated private placement offering, and increased compensation expense.

LOSS FROM OPERATIONS increased $399,860 or 291.3%, to $537,120 in the first quarter of 2006 from $137,260 in first quarter of 2005. Loss from operations as a percentage of net sales increased to 30.0% in the first quarter of 2006 from 8.4% in the first quarter of 2005. This increase was primarily the result of an increase in operating expenses.

INTEREST EXPENSE increased $25,150 to $53,378 in the first quarter of 2006 from $28,228 in the same quarter of 2005. The increase was primarily due to the addition of the short term financing with Westrec Capital Partners plus the amortization of the loan acquisition costs associated with this debt, partially offset by reduced interest rates on the bank lines of credit.

OTHER INCOME (EXPENSE) net was $(703) in the first quarter of 2006 as compared with $32,345 in the first quarter of 2005.

NET LOSS increased $458,882 to $592,001 in the first quarter of 2006 from $133,119 in the first quarter of 2005, as a result of the combination of each of the factors discussed above.

SEASONALITY AND QUARTERLY RESULTS

Our business generally shows an increase in sales during the third and fourth quarters due primarily to a consistent increase in the sale of our winter glove line during this period. We typically generate 55% - 60% of our net sales during these months. Management has yet to determine whether our apparel line will affect the seasonality of our overall business.

Our working capital, at any particular time, reflects the seasonality of our business. We expect inventory, accounts payable and accrued expenses to be higher in the third and fourth quarters in preparation for our winter selling season.

LIQUIDITY AND CAPITAL RESOURCES

Our cash requirements are principally for working capital. Our need for working capital is seasonal, with the greatest requirements from July through the end of October each year as a result of our inventory build-up during this period for our fall and winter selling seasons. Historically, our main sources of liquidity have been borrowings under our existing revolving credit facility, the issuance of subordinated debt and the sale of equity.

In the first quarter of 2006, cash used in operating activities was $324,591 and consisted of a net loss of $592,001, decreased by non-cash items of $78,456 and by $188,954 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of increases in inventory of $584,618, deposits on inventory of $207,046 and prepaid expenses of $14,642 and increases in accounts payable and accrued expenses of $447,409, partially offset by a decrease in accounts receivable of $536,002 and loan costs of $11,849.

In the first quarter of 2005, cash provided by operating activities was $418,023 and consisted of a net loss of $133,119, decreased by non-cash items of $14,108 and by $537,034 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of decreases in accounts receivable of $258,711, inventory of $56,446 and prepaid expenses of $38,417, partially offset by an increase in deposits on inventory of $1,346 and a increase in accounts payable and accrued expenses of $184,806.

INVESTING ACTIVITIES during the first quarter of 2006 and 2005 were primarily the result of capital expenditures, mainly for computer equipment and trademark applications. Cash used in investing activities increased $5,565 for 2006 from $2,740 in 2005.

FINANCING ACTIVITIES during the first quarter of 2006 consisted primarily of our net borrowing under our existing asset-based credit facility, proceeds from the issuance of common stock, and financing provided by a captial lease. Cash provided by financing activities increased $323,483 for 2006 from cash used of $778,788 for the first quarter of 2005. The increase in cash provided by financing activities was due to increased proceeds from the issuance of, and was partially offset by payments made on our bank lines of credit. We believe that our cash flows from operations and borrowings available to us under our senior secured credit facility, together with the net proceeds from this offering, will be adequate to meet our liquidity needs and capital expenditure requirements for at least the next 18 months.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED


                      IRONCLAD PERFORMANCE WEAR CORPORATION

                                  BALANCE SHEET

                                   (UNAUDITED)
                                                                     MARCH 31,
                                                                       2006
                                                                    -----------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents .................................      $    22,900
   Accounts receivable net of allowance for
     doubtful accounts of $23,000 ............................          872,122
   Inventory .................................................        1,568,656
     Deposits on inventory ...................................          507,323
   Prepaid and other .........................................          156,781
                                                                    -----------
     TOTAL CURRENT ASSETS ....................................        3,127,782
                                                                    -----------

PROPERTY, PLANT AND EQUIPMENT
   Computer equipment and software ...........................          167,996
   Vehicles ..................................................           42,230
   Office equipment and furniture ............................           73,326
                                                                    -----------
   Less:  accumulated depreciation ...........................         (225,300)
                                                                    -----------
   TOTAL PROPERTY, PLANT AND EQUIPMENT, NET ..................           58,252
                                                                    -----------

   Loan acquisition costs, net of $21,051
     accumulated amortization ................................            3,949
   Trademarks, net of $3,387 accumulated amortization ........           52,995
   Deposits ..................................................           28,404
                                                                    -----------
   TOTAL ASSETS ..............................................      $ 3,271,382
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
   Accounts payable and accrued expenses .....................      $ 2,328,945
   Bank lines of credit ......................................          678,236
   Note payable ..............................................          500,000
   Current portion of capital lease ..........................            2,922
                                                                    -----------
     TOTAL CURRENT LIABILITIES ...............................        3,510,103
                                                                    -----------

   Long term portion of capital lease obligations ............            4,265
                                                                    -----------
     TOTAL LIABILITIES .......................................        3,514,368
                                                                    -----------

STOCKHOLDERS' DEFICIT
   Preferred stock, no par value; 40 million
     shares authorized; 14,513,313 shares
     issued and outstanding ..................................        1,685,900
   Common stock, no per value; 60 million
     shares authorized; 23,372,018 shares
     issued and outstanding ..................................        1,528,025
   Accumulated deficit .......................................       (3,456,911)
                                                                    -----------
     TOTAL STOCKHOLDERS' DEFICIT .............................         (242,986)
                                                                    -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .............      $ 3,271,382
                                                                    ===========

                      IRONCLAD PERFORMANCE WEAR CORPORATION

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)
                                                   THREE MONTHS    THREE MONTHS
                                                      ENDED           ENDED
                                                     MARCH 31,       MARCH 31,
                                                       2005            2006
                                                   ------------    ------------

REVENUES
  Net sales ....................................   $  1,641,753    $  1,790,185
                                                   ------------    ------------

COST OF SALES
  Cost of sales ................................        826,648       1,082,943

EXPENSES
  General and administrative ...................        307,726         563,800
   Sales and marketing .........................        499,564         522,492
  Research and development .....................         55,212          58,564
  Operations ...................................         75,755          92,237
  Depreciation and amortization ................         14,108           7,269
                                                   ------------    ------------

   TOTAL OPERATING EXPENSES ....................        952,365       1,244,362
                                                   ------------    ------------

LOSS FROM OPERATIONS ...........................       (137,260)       (537,120)
                                                   ------------    ------------

OTHER INCOME (EXPENSE)

  Interest expense .............................        (28,228)        (53,378)
  Other income (expense), net ..................         32,345            (703)
                                                   ------------    ------------
   TOTAL OTHER INCOME (EXPENSE) ................          4,117         (54,081)
                                                   ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES .....       (133,143)       (591,201)

PROVISION FOR INCOME TAXES .....................             24             800

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS ...   $   (133,119)   $   (592,001)
                                                   ------------    ------------

BASIC AND DILUTED
NET LOSS PER COMMON SHARE ......................   $      (0.01)   $      (0.03)
                                                   ------------    ------------

WEIGHTED AVERAGE
COMMON SHARES ..................................     21,252,515      21,563,676
                                                   ------------    ------------

                  SEE NOTES TO CONDENSED FINANCIAL STATEMENTS.

                      IRONCLAD PERFPRMANCE WEAR CORPORATION

                             STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                         ----------------------
                                                            2005         2006
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .........................................   $(133,119)   $(592,001)
  Adjustments to reconcile net (loss) to net cash
    provided by operating activities
       Allowance for bad debts .......................        --          2,000
     Depreciation ....................................      13,854        6,654
     Amortization ....................................         254          615
     Non-cash compensation:
       Common stock issued for services ..............        --         41,779
       Stock option expense ..........................        --         27,408
     Changes in operating assets and liabilities:
       Receivables ...................................     258,711      536,002
       Inventory .....................................      56,446     (584,618)
           Deposits on inventory .....................      (1,346)    (207,046)
       Prepaid and other .............................      38,417      (14,642)
           Loan costs ................................        --         11,849
       Accounts payable and accrued liabilities ......     184,806      447,409
                                                         ---------    ---------
         Net cash flows provided by (used in)
            operating activities .....................     418,023     (324,591)

CASH FLOWS FROM INVESTING ACTIVITIES
  Property, plant and equipment purchased ............        --         (5,565)
  Investment in trademarks ...........................      (2,740)        --
                                                         ---------    ---------
     Net cash flows (used in) investing activities ...      (2,740)      (5,565)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock .............      50,000      507,500
  Payment of related party debt ......................    (413,210)        --
   Payments on bank loans ............................    (415,578)    (183,376)
   Payments on capital leases ........................        --           (641)
                                                         ---------    ---------
     Net cash flows provided by (used in)
        financing activities .........................    (778,788)     323,483
                                                         ---------    ---------

NET DECREASE IN CASH .................................    (363,505)      (6,673)
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD ........     362,702       29,573
                                                         ---------    ---------
CASH AND CASH EQUIVALENTS END OF PERIOD ..............   $    (803)   $  22,900
                                                         ---------    ---------

SUPPLEMENTAL DISCLOSURES
  Interest paid in cash ..............................   $  28,228    $  53,484
   Income taxes ......................................         (24)         800

1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. The accompanying unaudited financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying financial statements should be read in conjunction with the audited financial statements of Ironclad Performance Wear Corporation, a California corporation (the "Company"), included with the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006.

         The discussion and analysis of the Company's financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to reserves for bad debts and those related to the possible impairment of long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company's use of estimates, however, is quite limited, as it has adequate time to process and record actual results from operations.

         The Company was incorporated in California on September 7, 1999 and engages in the business of design and manufacture of branded performance work wear including task-specific gloves and apparel designed to significantly improve the wearer's ability to safely and efficiently perform general to highly specific job functions. Its customers are primarily specialty retailers, "Big Box" home centers and hardware/industrial distributors. The Company has five patents pending for design and technological innovations incorporated in its performance work gloves. The Company has 32 registered US trademarks, 10 registered international trademarks and 20 in-use US trademarks. The Company introduced its line of specialty work apparel in the fourth quarter of 2005. The apparel is engineered to keep the wearer dry and cool under extreme work conditions.

         On May 9, 2006, the Company and Europa Trade Agency Ltd. (the "Registrant") completed a reverse triangular merger (the "Merger") and the Registrant changed its name to Ironclad Performance Wear Corporation. As a result of the Merger, the Company became the wholly-owned subsidiary of the Registrant.

2.       INVENTORY

         At March 31, 2006 the Company had two classes of inventory-raw materials and finished goods.

                                                              MARCH 31,
                                                                2006
                                                             ----------

         Raw Materials ...........................           $  295,152

         Finished Goods ..........................           $1,273,504
                                                             ----------

         Total ...................................           $1,568,656
                                                             ==========

3.       CUSTOMER CONCENTRATION

         One customer accounted for approximately 14% of net sales in the quarter ended March 31, 2006. A different customer accounted for approximately 11% of net sales in the quarter ended March 31, 2005. No other customer accounted for 10% or more of net sales during the quarter ended March 31, 2006 or the quarter ended March 31, 2005

4.       NOTE PAYABLE AND BANK LINES OF CREDIT

         NOTES PAYABLE

In October 2005, the Company obtained short term financing with Westrec Capital Partners, LLC. The amount of the note was $500,000. It matured at the earlier of 180 days or when the Company received an aggregate of $550,000 from the sale of equity securities. The Company received a 30-day extension of the maturity date to May 20, 2006. On May 9, 2006, the Registrant closed on a private placement financing of $7,321,191 of common stock. Proceeds from the private placement were used to retire the note.

         BANK LINES OF CREDIT

In March 2005 the Company renewed its senior secured loan facility with a third party bank. This agreement will mature on May 30, 2006. On May 9, 2006, the Registrant closed on a private placement financing of $7,321,191 of common stock. Proceeds from the private placement were used to repay the balance outstanding on the loan facility.

5.       EQUITY TRANSACTIONS

         PREFERRED STOCK

         At March 31, 2006, convertible preferred stock consisted of the following:

                                            SHARES
                                -------------------------   LIQUIDATION
                                DESIGNATED    OUTSTANDING   PREFERENCE
                                -----------   -----------   -----------

         Series A ...........    23,000,000    13,918,743     1,071,743

         Series B ...........     3,666,666       594,570       178,371
                                -----------   -----------   -----------

                                 26,666,666    14,513,313     1,250,114
                                ===========   ===========   ===========

         On completion of the Merger on May 9, 2006, all outstanding Series A and Series B shares converted to common stock.

         COMMON STOCK

         On January 13, 2006 the Company issued 108,028 shares of common stock to an investment banking firm in exchange for services. The services were valued at $35,000, and were based on a pre-merger expected valuation of $0.32 per common share.

         On March 10, 2006 the Company issued 1,566,402 shares of common stock for cash of $507,500 pursuant to a subscription based sale at $0.32 per common share.

         On March 31, 2006 the Company issued 21,185 shares of common stock to a consultant in exchange for services. The services were valued at $6,779, and were based on a pre-merger expected valuation of $0.32 per common share. In May 2006 the Company employed this consultant as its Chief Financial Officer.

         At March 31, 2006, there were 23,372,018 shares of Common Stock outstanding. On completion of the Merger on May 9, 2006, there were outstanding 29,619,992 shares of Common Stock of the Registrant.

STOCK BASED COMPENSATION

Effective with the Company's current fiscal year that began on January 1, 2006, the Company has adopted the accounting and disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "SHARE-BASED PAYMENTS" using the modified prospective application transition method.

For fiscal years prior to January 1, 2006, the Company accounted for the Plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations. The Company had adopted the disclosure provision of Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPANSATION," as amended by SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE," an amendment of FASB Statement No. 123. The following table illustrates the effect on net income (loss) and income
(loss) per share if the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation for the three months ended March 31, 2005:

                                                             March 31,
                                                               2005
                                                           -----------
         Net loss applicable to
              common shares as reported ...............    $  (133,119)


         Less:  Total stock-based employee
               compensation expense determined
               under Black-Scholes option pricing
               model, net of tax effects ..............         20,788
                                                           -----------

         PRO FORMA NET LOSS ...........................    $  (153,907)
                                                           ===========

         Net loss per share - as reported:
               Basic ..................................    $    (0.01)
               Diluted ................................    $    (0.01)

         Net loss per share - pro forma:
              Basic ...................................    $    (0.01)
              Diluted .................................    $    (0.01)

The Company has reserved 7,000,000 shares of its common stock for issuance to employees, directors and consultants under the 2000 Stock Incentive Plan ("the Plan"). Under the Plan, options may be granted at prices not less than the fair market value of the Company's common stock at the grant date. Options generally have a ten-year term and shall be exercisable as determined by the Board of Directors.

The fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option pricing model and factors in an estimated forfeiture based on management assessment of historical employee termination experience. The Black-Scholes option pricing model has assumptions for risk free interest rates, dividends, stock volatility and expected life of an option grant. The risk free interest rate is based the U.S. Treasury Bill rate with a maturity based on the expected life of the options and on the closest day to an individual stock option grant. Dividend rates are based on the Company's dividend history. The stock volatility factor is based on historical market prices of the Company's common stock. The expected life of an option grant is based on management's estimate. The fair value of each option grant is recognized as compensation expense over the expected life of the option on a straight line basis.

For stock options issued during the three month period ended March 31, 2005, the fair value of these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following range of assumptions:

                                                            March 31,
                                                              2005
                                                            --------
              Risk free interest rate                         4.3%
              Dividends                                        -
              Volatility factor                               146%
              Expected life                                 4 years


A summary of stock option activity is as follows:


                                                                 WEIGHTED-
                                                                 AVERAGE
                                          NUMBER OF              EXERCISE
                                           SHARES                 PRICE
                                          ---------             ---------
   Outstanding, December 31, 2005         5,989,032               $0.15
   Granted
   Exercised                                  -
   Cancelled/Expired                          -
   Outstanding March 31, 2006             5,598,032               $0.15
   Exercisable at March 31, 2006          4,215,827               $0.15

The following tables summarize information about stock options outstanding at March 31, 2006:

                                   WEIGHTED-
                                    AVERAGE        WEIGHTED-       INTRINSIC
  RANGE OF                         REMAINING       AVERAGE           VALUE
  EXERCISE          NUMBER        CONTRACTUAL      EXERCISE       OUTSTANDING
    PRICE         OUTSTANDING     LIFE (YEARS)      PRICE           SHARES
-------------     -----------     -----------      --------       -----------

$0.08 - $0.15       5,989,032         7.81           $0.15          1,063,873


                                   WEIGHTED-
                                    AVERAGE        WEIGHTED-       INTRINSIC
  RANGE OF                         REMAINING       AVERAGE           VALUE
  EXERCISE          NUMBER        CONTRACTUAL      EXERCISE       EXERCISABLE
    PRICE         EXERCISABLE     LIFE (YEARS)      PRICE           SHARES
-------------     -----------     -----------      --------       -----------

$0.08 - $0.15       4,215,827         7.42           $0.15            738,698

       There were no options granted during the quarter ended March 31, 2006.

The Company recorded $27,408 of compensation expense for employee stock options during the three month period ending March 31, 2006. At March 31, 2006 there was total of $198,983 of unrecognized compensation costs related to non-vested share-based compensation arrangements under the Plan. This cost is expected to be recognized over a weighted average period of 2.8 years. The total fair value of shares vested during the three month period ended March 31, 2006 was approximately $27,408.

6.       EVENTS SUBSEQUENT TO MARCH 31, 2006

         POTENTIAL CLAIM

         On May 2, 2006, an existing shareholder of the Company identified the purported existence of two warrants to purchase approximately 517,746 shares and 467,410 shares of the common stock of the Company (an aggregate of approximately 985,156 shares, calculated on a post-Merger basis using the exchange ratio in the Merger) at exercise prices equal to approximately $0.116 and $0.139 (calculated on a post-Merger basis using the exchange ratio in the Merger), respectively, allegedly issued in June 2002 to an entity owned by the shareholder.

         The shareholder has not raised a legal claim, but has contacted the Company to dispute the existence of the warrants. While the Company continues to investigate the matter, the Company's records indicate that the transaction pursuant to which the warrants were intended to be issued was never consummated, and as such, the warrants were never issued. In the event that the shareholder determines to present the warrants for exercise, the Company intends to reject any such action and expects to defend any purported claim vigorously.

         If a legal claim is raised by the shareholder, and to the extent the shareholder is successful in the claim, the Company agreed to cause the issuance of additional shares of the Registrant's common stock to each of the investors in the Private Placement financing, and to each of the holders of the Registrant's shares issued and outstanding immediately prior to the Merger, on a pro rata basis, in such a manner and in such amounts as would be necessary to adjust their respective ownership of the Registrant's common stock as of the closing of the Private Placement financing and Merger for any dilution caused by the issuance of the warrants or any shares thereunder.

         APPOINTMENT OF AN OFFICER

         On May 1, 2006, Thomas E. Walsh became the Company's Executive Vice President and Chief Financial Officer.

         WESTREC ADDITIONAL WARRANT

         In April 2006, Westrec Capital Partners, LLC agreed to extend its bridge financing loan to the Company for up to thirty (30) days under the same terms and conditions in exchange for a warrant, for 100,000 shares of the post-merger Ironclad Performance Wear Corporation common stock, exercisable at $1.00 per share.

         MERGER

         On April 20, 2006, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with the Registrant and Ironclad Merger
Corporation, a California corporation and a wholly-owned subsidiary of the Registrant ("MergerCo"), pursuant to which MergerCo would be merged with and into the Company, with the Company being the surviving corporation (the "Merger"). On May 9, 2006, the Merger closed, the Company became the wholly-owned subsidiary of the Registrant, and the Registrant changed its name to Ironclad Performance Wear Corporation.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IRONCLAD PEFORMANCE WEAR CORPORATION



Date:   May 19, 2006, 2006           By:   /s/ Eduard Jaeger
                                           ------------------------------------
                                           Eduard Jaeger
                                           President and Chief Executive Officer